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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Independent Auditors" and to the use of our report dated February 6, 1998, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in the Proxy Statement/Prospectus that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) of WellPoint Health Networks Inc. for the registration of shares of its common stock.



                                                      /s/ ERNST & YOUNG LLP
Atlanta, Georgia
October 27, 1998